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                                                                     Exhibit 3.2












                                     BY-LAWS

                                       OF

                                CALLNOW.COM, INC.




















                            AS ADOPTED JULY 28, 1999


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                                CALLNOW.COM, INC.

                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS


SECTION 1.01. ANNUAL MEETING. The annual meeting of the Stockholders of the Corporation shall be held either within or without the State of Delaware, at such place and at such hour as the Board of Directors may designate in the call or in a waiver of notice thereof, on the second Monday in May of each year beginning with the year 2000 (or if such day be a legal holiday, then on the next succeeding day not a holiday) for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting. [Del. G.C.L., Sections 211(a), (b)](1)

SECTION 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Board of Directors, by the Chairman of the Board or by the President, and shall be called by the President or the Secretary upon the written request of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof. [Section 211(d)]

SECTION 1.03. NOTICE OF MEETINGS. The Secretary shall cause written notice of the place, date and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given personally or mailed not less than ten days nor more than sixty days before the date of such meeting to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

- -----------------
(1) Citations of the General Corporation Law of Delaware are inserted for reference only and do not constitute a part of the By-Laws.



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No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business, on the ground that the meeting is not lawfully called or convened.

Except as set forth in Section 1.07 of these By-Laws, notice of any adjourned meeting of the stockholders of the Corporation need not be given. [Sections 222, 229]

SECTION 1.04. QUORUM. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

SECTION 1.05. VOTING. Every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of such stock standing in his name on the records of the Corporation at the time of such meeting or, in the event a record date shall have been fixed pursuant to Section
6.05 of these By-Laws, on such record date. Elections of Directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the shares represented at any meeting at which a quorum is present shall be sufficient for the transaction of any other business.

A complete list of the stockholders entitled to vote at each meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. [Section 216, 219]

SECTION 1.06. VOTING BY BALLOT. No vote of the stockholders need be taken by written ballot, unless otherwise required by statute. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

SECTION 1.07. ADJOURNMENT. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present, without notice other than announcement



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at any such meeting of the place, date and hour to which such meeting is adjourned. However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting pursuant to Section 6.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c)]

SECTION 1.08. PROXIES. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. [Sections 212(b), (c)]

SECTION 1.09. ORGANIZATION OF MEETINGS. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither of them is present, by a chairman to be chosen by a majority of stockholders present in person or by proxy. The Secretary or, in his absence, an appointee of the presiding officer, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by such presiding officer.

SECTION 1.10. INSPECTORS OF ELECTION. The Board of Directors in advance of any meeting of stockholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person presiding at the meeting may, and on the request of any stockholder entitled to vote at such meeting shall, appoint one or more Inspectors of Election. In the event any person so appointed fails to appear or act, such vacancy may be filled by the Board in advance of such meeting or at such meeting by the person presiding thereat. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. At any meeting of stockholders for which Inspectors shall have been appointed, such Inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the Inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found


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by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 1.11. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Subject to the provisions of the General Corporation Law of Delaware, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, whether by law, the Certificate of Incorporation or these By-Laws, the meeting and vote of stockholders may be dispensed with if the holders of a majority of all outstanding shares entitled to vote thereon shall consent in writing to such corporate action being taken; provided that, in the case of any action for which the approval of the holders of a higher percentage of outstanding shares entitled to vote thereon is required, then the written consent of the holders of such higher percentage of outstanding shares shall be required before such corporate action may be taken; and provided further that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. [Section 228]


                                   ARTICLE II

                               BOARD OF DIRECTORS


SECTION 2.01. GENERAL POWERS. Except as may be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board may exercise all powers of the Corporation. [Section 141(a)]

SECTION 2.02. NUMBER AND TERM OF OFFICE. The number of Directors of the Corporation may be determined from time to time by resolution adopted by a majority of the Directors then holding office, provided that such number may not be less than one. [Section 141(b)]

SECTION 2.03. ELECTION AND TERM OF DIRECTORS. Except as otherwise provided in Sections 2.12 and 2.16 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders. Each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and has qualified, or until his earlier death, resignation or removal. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors at which a quorum is present, the Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. [Sections 141(b), 211(b), 216]

SECTION 2.04. REGULAR MEETINGS. The Board of Directors shall meet for the purpose of electing officers and for the transaction of such other business as may come before the meeting, immediately following adjournment of the annual meeting of stockholders at the place of such annual meeting. Notice of such meeting of the Board need not be given. The Board


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from time to time may provide for the holding of other regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of such regular meetings need not be given, except that if the Board shall fix or change the time or place of any such regular meetings, notice of such action shall be mailed promptly, or sent by telegram, radio, cable or telex, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g)]

SECTION 2.05. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the Chief Executive Officer, or the President at such place (within or without the State of Delaware) as may be specified in the respective notices or waivers of notice of such meetings. At least two days before the day on which a special meeting is to be held, notice or waivers of notice of the meeting stating the time and place thereof shall be mailed, or sent by telegram, radio, cable or telex to each Director, addressed to him personally. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Section 141(g)]

SECTION 2.06. QUORUM; VOTING. At all meetings of the Board of Directors the presence of 50% of the total number of Directors then holding office (but not less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b)]

SECTION 2.07. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

SECTION 2.08. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or such committee. [Section 141(f)]

SECTION 2.09. PARTICIPATION IN A MEETING BY TELEPHONE. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment






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by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meetings. [Section 141(i)]

SECTION 2.10. REGULATIONS; MANNER OF ACTING. To the extent consistent with law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. The Directors shall act only as a Board and the individual Directors shall have no power as such.

SECTION 2.11. RESIGNATIONS. Any Director may resign at any time by delivering a written notice of resignation signed by such Director to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b)]

SECTION 2.12. REMOVAL OF DIRECTORS. Any or all of the Directors, may be removed at any time, either with or without cause, by the affirmative vote of the holders of a majority of shares then entitled to vote at an election of Directors. Any vacancy in the Board, caused by any removal of a Director by vote of the stockholders, may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting) such vacancy may be filled in the manner provided in Section
2.13 hereof. [Section 141(k)]

SECTION 2.13. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the provisions of Section 2.12 hereof, any newly created directorship resulting from an increase in the number of Directors and any vacancy occurring in the Board of Directors for any reason (including, without limitation, the removal of a Director without cause) may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. Any such newly created directorship and any such vacancy may also be filled at any time by vote of the stockholders.

SECTION 2.14. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by the Board of Directors. [Section 141(h)]

         SECTION 2.15. RELIANCE ON ACCOUNTS AND REPORTS, ETC. Any Director, or any member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any committee designated by the Board, or in relying in good faith upon other records of the Corporation. [Section 141(e)]



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                                   ARTICLE III

                                   COMMITTEES


SECTION 3.01. HOW CONSTITUTED. The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board, may designate one or more committees, each such committee to consist of such number of Directors, not less than one, as from time to time may be fixed by resolution or resolutions similarly adopted. The Board, by resolution or resolutions similarly adopted, may designate one or more Directors as members of any such committee or as alternate members of any such committee who may replace any absent or disqualified members or members at any meeting of such committee. Any such committee may be abolished and/or redesignated from time to time by resolution or resolutions similarly adopted. Each member (and each alternate member) of any such committee shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c)]

SECTION 3.02. POWERS. Except as otherwise provided by law, each committee of the Board of Directors shall have and may exercise such powers of the Board as may be provided by resolution or resolutions adopted by a majority of the whole Board.

SECTION 3.03. PROCEEDINGS. Any such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such date and time and upon such notice, if any, as such committee shall determine from time to time. Such committee shall keep a record of its proceedings and shall report any such proceedings to the Board of Directors at the first meeting of the Board following any such proceedings.

SECTION 3.04. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution designating any such committee, at all meetings of any such committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members (or alternate members) present at any meeting at which a quorum is present, shall be the act of such committee. In the absence or disqualification of any member or alternate member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such


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committee (and such alternates as may be required to replace any disqualified members) shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members (or alternate members) of any such committee shall act only as a committee, and the individual members (or alternate members) of such committee shall have no power as such. [Sections 141(c), (f)]

SECTION 3.05. RESIGNATIONS. Any member (and any alternate member) of any such committee may resign at any time by delivering a written notice of resignation signed by such member to the Board of Directors. Such resignation shall take effect upon acceptance thereof by resolution adopted by a majority of the whole Board.

SECTION 3.06. REMOVAL. Any member (and any alternate member) of any such committee may be removed at any time, with or without cause, by resolution adopted by a majority of the whole Board.

SECTION 3.07. VACANCIES. If any vacancy shall occur in any such committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act and any such vacancy may be filled by resolution adopted by a majority of the whole Board of Directors.


                                   ARTICLE IV

                                    OFFICERS


SECTION 4.01. NUMBER. The following officers of the Corporation shall be elected by the Board of Directors: a Chairman of the Board, a Chief Executive Officer, a President, Vice Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person. No officer need be a Director of the Corporation. [Sections 142(a), (b)]

SECTION 4.02. ELECTION. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors following each annual meeting of stockholders, and shall be elected to hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for the term for which he is elected and until his successor has been elected and has qualified, or until his earlier resignation or removal. [Sections 142(a), (b)]

SECTION 4.03. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

SECTION 4.04. REMOVAL AND RESIGNATION, VACANCIES. Any officer may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by delivering a written notice of resignation signed by such officer to the Board of Directors.




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Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Sections 141(a), (e)]

SECTION 4.05. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

SECTION 4.06. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board shall have the following powers and duties:

(a) He shall preside at all stockholders' meetings and meetings of the Board of Directors.

(b) He shall have the authority to sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(c) He shall have such powers and perform such duties as may be given to him by these ByLaws or as may be assigned to him from time to time by the Board of Directors.


SECTION 4.07. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the following powers and duties:

(a) He shall be the chief executive officer of the Corporation and shall, in the absence of the Chairman of the Board, preside at all stockholders' meetings and meetings of the Board of Directors. Subject to the directions of the Board of Directors, he shall direct and control the policies of the Corporation and shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents.

(b) He shall have the authority to sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(c) Subject to the directions of the Board of Directors, he shall exercise all powers and perform all duties incident to the office of chief executive officer of a corporation and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors.

SECTION 4.08. THE PRESIDENT. The President shall have the following powers and duties:

(a) He shall be the president of the Corporation and shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all stockholders' meetings and meetings of the Board of Directors. Subject to the directions of the Board of Directors, he shall exercise all powers and perform all duties incident to the office of a president of a corporation and such other duties as may be given to him by these By-Laws or as



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                                     - 11 -



       may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

(b) He shall have the authority to sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

SECTION 4.09. THE VICE PRESIDENT. A Vice President shall have the following powers and duties:

(a) He shall have the authority to sign certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

(b) Subject to the direction of the Board of Directors, he shall exercise all powers and perform all duties incident to the office of a vice president of a corporation and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

SECTION 4.10. THE SECRETARY. The Secretary shall have the following powers and duties:

(a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b) He shall cause all notices to be duly given in accordance with the provisions of these ByLaws and as required by law.

(c) Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the chairman of such committee.

(d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these ByLaws.

(f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.


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                                     - 12 -



(g) He shall have the authority to sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h) He shall perform, in general, all duties incident to the office of a secretary of a corporation and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors, the President or a Vice President.

SECTION 4.11. THE TREASURER. The Treasurer shall have the following powers and duties:

(a) He shall have charge and supervision over and be responsible for the monies, securities, receipts and disbursements of the Corporation.

(b) He shall cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the Board of Directors, or by such officers or agents as may be authorized by the Board to make such determination.

(c) He shall cause the monies of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all monies disbursed.

(d) He shall render to the Board of Directors, the President or a Vice President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

(f) He shall have the authority to sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(g) He shall perform, in general, all duties incident to the office of a treasurer of a corporation and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors, the President or a Vice President.

SECTION 4.12. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it may deem appropriate and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. [Section 142(b)]


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                                     - 13 -


SECTION 4.13. SECURITY. The Board of Directors may require any officer or agent of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c)]







                                    ARTICLE V

                                 INDEMNIFICATION


SECTION 5.01. ACTION BY OTHERS. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful. [Section 145(a)]

         SECTION 5.02. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. [Section 145(b)]

SECTION 5.03. SUCCESSFUL DEFENSE. Without limiting the generality of the foregoing, to the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
5.01 or Section 5.02 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. [Section 145(c)]

SECTION 5.04. SPECIFIC AUTHORIZATION. Any indemnification under Section 5.01 or
Section 5.02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 5.01 and 5.02. Such determination shall be made (1) by a majority vote of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. [Section 145(d)]

SECTION 5.05. ADVANCE OF EXPENSE. Expenses (including attorneys' fees) incurred by any person who may have a right of indemnification under this Article, in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation pursuant to this Article. [Section 145(e)]

SECTION 5.06. RIGHT OF INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. [Section 145(f)]

SECTION 5.07. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article,
Section 145 of the General Corporation Law of the State of Delaware or otherwise. [Section 145(g)]

SECTION 5.08. CONSTITUENT CORPORATIONS. For the purpose of this Article, references to "the Corporation" include in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. [Section 145(h)]

SECTION 5.09. DEFINITIONS. For purpose of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article. [Section 145(i)]

SECTION 5.10. INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

SECTION 5.11. RETROACTIVITY. The provisions of this Article will be deemed retroactive and will include all acts of the incorporator, officers and directors of the Corporation since the date of incorporation.

                                   ARTICLE VI

                                  CAPITAL STOCK









SECTION 6.01. CERTIFICATES OF STOCK. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President, a Vice President, and by the Treasurer or the Secretary, certifying the number of shares owned by him in the Corporation. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable provisions of law, the Certificate of Incorporation and these By-Laws. [Section 158]

SECTION 6.02. FACSIMILE SIGNATURES, ETC. Any of or all the signatures on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158]

SECTION 6.03. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167]

SECTION 6.04. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

SECTION 6.05. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting. [Sections 213(a), (c)]

SECTION 6.06. REGISTERED STOCKHOLDERS. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owners of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest. When ever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so. [Section 159]

SECTION 6.07. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any of such agents or registrars.


                                   ARTICLE VII

                                     OFFICES


SECTION 7.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road Wilmington, 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company. The principal office of the Corporation shall be located at the place the Board of Directors may from time to time determine.

SECTION 7.02. OTHER OFFICES. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 8.01. DIVIDENDS. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of

Directors at any regular or special meeting of the Board and any such dividends may be paid in cash, property, or shares of the Corporation. [Section 173]

SECTION 8.02. RESERVES. There may be set apart from time to time out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors may deem appropriate, and the Board of Directors may similarly modify or abolish any such reserve or reserves. [Section 171]

SECTION 8.03. EXECUTION OF INSTRUMENTS. Subject to the provisions of these By-Laws, the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President may enter into any contract or execute and deliver any instruments in the name and on behalf of the Corporation. The Board of Directors may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

SECTION 8.04. DEPOSITS. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

SECTION 8.05. CHECKS, DRAFTS, ETC. Unless otherwise determined by the Board of Directors, all notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation, and its orders for the payment of money shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or by such officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

SECTION 8.06. SALE, TRANSFER, ETC. OF SECURITIES. To the extent authorized by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, together with the Secretary or Treasurer, may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

SECTION 8.07. VOTING AS STOCKHOLDER. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of the stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of

Directors may by resolution from time to time confer such power and authority upon any other person or persons.

SECTION 8.08. FISCAL YEAR. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January in each calendar year and terminate on the 31st day of December in the same calendar year.

SECTION 8.09. SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or in any other lawful manner.

SECTION 8.10. BOOKS AND RECORDS; INSPECTION. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS


SECTION 9.01. AMENDMENT. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the Directors then in office provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above. [Section 109]